As filed with the Securities and Exchange Commission on September 10, 2021
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
NATERA, INC.
(Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	01-0894487 (I.R.S. Employer Identification Number)
Natera, Inc.
13011 McCallen Pass
Building A Suite 100
Austin, Texas 78753
(650) 249-9090
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Michael Brophy
Chief Financial Officer
Natera, Inc.
13011 McCallen Pass
Building A Suite 100
Austin, Texas 78753
(650) 249-9090
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
Ryan A. Murr Branden C. Berns Gibson, Dunn & Crutcher LLP 555 Mission Street San Francisco, California 94105-0921 (415) 393-8373	Daniel Rabinowitz, Esq. Secretary and General Counsel Natera, Inc. 13011 McCallen Pass Building A Suite 100 Austin, Texas 78753 (650) 249-9090
Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☒Accelerated filer ☐Non-accelerated filer ☐Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per unit(2)	Proposed maximum aggregate offering price(1)(2)	Amount of registration fee(1)
Common Stock, $0.0001 par value per share	545,893	$122.44	$66,839,138.92	$7,292.15

(1)
The registrant is hereby registering 545,893 shares of its common stock for resale comprised of: (i) 276,346 shares of its common stock beneficially owned by certain selling stockholders named in the prospectus; and (ii) 269,547 shares (“Earnout Shares”) of its common stock that may become issuable to certain selling stockholders named in the prospectus as earnout payments pursuant to the terms of a share purchase agreement, as described in the prospectus, contingent upon the achievement of milestones specified therein. The registrant calculated the number of Earnout Shares based on (x) the maximum number of shares of the registrant’s common stock that may be issued as earnout payments under the share purchase agreement and (y) the proposed maximum offering price per unit (as described below). The actual number of Earnout Shares issued to the selling stockholders as earnout payments, if any, could materially vary depending on (a) whether and to what extent the applicable future milestones are achieved, and (b) the average of the Nasdaq Official Closing Price of shares of our common stock over the thirty trading days immediately prior to (but excluding) the date the applicable future milestones are achieved or are otherwise paid. Pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, this registration statement also registers an indeterminate number of shares that may be issued upon stock splits, stock dividends or similar transactions effected without the receipt of consideration that results in an increase in the number of the outstanding shares of our common stock.

(2)
Pursuant to Rule 457(c) of the Securities Act, the proposed maximum offering price per unit, proposed maximum offering price and registration fee are computed based on the average high and low prices reported for the registrant’s common stock traded on The Nasdaq Global Select Market on September 3, 2021, which was $122.44.

The information in this preliminary prospectus is not complete and may be changed. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
PROSPECTUS (subject to completion)
September 10, 2021
NATERA, INC.
545,893 Shares
COMMON STOCK
Offered by the Selling Stockholders

This prospectus relates to the potential resale from time to time of up to 545,893 shares (“Resale Shares”) of common stock of Natera, Inc. (“Company”) by the selling stockholders named in this prospectus (the “Selling Stockholders”). The Resale Shares consist of (i) 276,346 shares of the Company’s common stock beneficially owned by the Selling Stockholders, and (ii) 269,547 shares (“Earnout Shares”) of the Company’s common stock that may become issuable to the Selling Stockholders as earnout payments pursuant to the terms of a share purchase agreement (as described herein) described in this prospectus, contingent upon the achievement of milestones specified in the share purchase agreement. The number of Earnout Shares was calculated by dividing $35 million, which is the maximum aggregate value of milestones that may be achieved under the share purchase agreement, by the average high and low prices reported for our common stock traded on The Nasdaq Global Select Market on September 3, 2021, which was $122.44.
The actual number of Earnout Shares issued to the Selling Stockholders as earnout payments, if any, could be materially vary depending on (a) whether and to what extent the applicable future milestones are achieved, and (b) the average of the Nasdaq Official Closing Price of shares of our common stock over the thirty trading days immediately prior to (but excluding) the date the applicable future milestones are achieved or are otherwise paid. As such, the Company may ultimately issue greater than or less than the 545,893 shares of its common stock registered for resale in the registration statement. This presentation is not intended to constitute an indication or prediction of whether any of the future milestones will be achieved.
We are not offering or selling any shares of common stock under this prospectus, and we will not receive any proceeds from the sale of the Resale Shares by the Selling Stockholders pursuant to this prospectus. Our registration of the securities covered by this prospectus does not mean that the Selling Stockholders will offer or sell any of the Resale Shares. The Selling Stockholders may sell the Resale Shares covered by this prospectus in a number of different ways and at varying prices. We provide more information about how the Selling Stockholders may sell the Resale Shares in the section entitled “Plan of Distribution.”
If any underwriters, dealers or agents are involved in the sale of any of the Resale Shares, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in an applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information.
Our common stock is listed on The Nasdaq Global Select Market under the symbol “NTRA.” On September 3, 2021, the last reported sale price of our common stock as reported on The Nasdaq Global Select Market was $123.76 per share.
Investing in our common stock involves risk. See “Risk Factors” beginning on page 4 of this prospectus and in the documents incorporated by reference in this prospectus for a discussion of the factors you should carefully consider before deciding to purchase these securities.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is           , 2021.

Neither we nor the Selling Stockholders have authorized anyone to provide you with any information other than the information contained or incorporated by reference in this prospectus or any free writing prospectus prepared by or on behalf of us in connection with this offering to which we have referred you. We and the underwriters take no responsibility for, and can provide no assurances as to the reliability of, any other information that others may give you. The information contained or incorporated by reference in this prospectus or any such free writing prospectus provided in connection with this offering is accurate only as of the date thereof, regardless of the time of delivery of such document or of any sale of our common stock. Our business, financial condition and results of operations may have changed since those dates. It is important for you to read and consider all the information contained in this prospectus, including the documents incorporated by reference herein or any free writing prospectus prepared by or on behalf of us in connection with this offering, in making your investment decision.
The Selling Stockholders are not offering to sell, or seeking offers to buy, shares of our common stock in any jurisdictions where offers and sales are not permitted. The distribution of this prospectus and the offering of the Resale Shares in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the Resale Shares and the distribution of this prospectus outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.
In this prospectus, unless otherwise indicated or the context otherwise requires, the terms “Natera,” “Company,” “we,” “us” and “our” refer to Natera, Inc.

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FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated by reference herein contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include information concerning our future results of operations and financial position, strategy and plans, and our expectations for future operations. Forward-looking statements include all statements that are not historical facts and, in some cases, can be identified by terms such as “anticipate,” “believe,” “continue,” “could,” “design,” “estimate,” “expect,” “intend,” “may,” “plan,” “possible,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would” or the negative version of these words and similar expressions.
Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including those described in “Risk Factors” included elsewhere in this prospectus and in the documents that are incorporated by reference herein. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Also, forward-looking statements represent our beliefs and assumptions only as of the date of this prospectus, or, in the case of any document incorporated by reference herein in this prospectus, as of the date of such document. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all. You should read this prospectus and the documents incorporated by reference herein completely and with the understanding that our actual future results may be materially different from what we expect.
These forward-looking statements include, but are not limited to, statements concerning the following:
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our expectation that, for the foreseeable future, a significant portion of our revenues will be derived from sales of Panorama and Horizon;

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our ability to increase demand for Panorama and Horizon, including our expectation that Panorama will be adopted for broader use in average-risk pregnancies and for the screening of microdeletions;

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our expectation that Panorama will be adopted for broader use in average-risk pregnancies and for the screening of microdeletions and that third-party payer reimbursement will be available for these applications, including our expectations regarding the results of our SNP based Microdeletion and Aneuploidy RegisTry, or SMART, Study and our expectations that the results from such study may support broader use and reimbursement for the use of Panorama in average risk pregnancies and for microdeletions;

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the extent and duration of the impact of the COVID-19 pandemic on our business, results of operations, stock price, or overall financial condition;

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our expectations of the reliability, accuracy, and performance of our tests, as well as expectations of the benefits of our tests to patients, providers, and payers;

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our ability to successfully develop additional revenue opportunities and expand our product offerings to include new tests;

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our efforts to successfully develop and commercialize our oncology and organ health products;

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the effect of improvements in our cost of goods sold;

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our estimates of the total addressable markets for our current and potential product offerings;

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our ability and expectations regarding obtaining, maintaining and expanding third-party payer coverage of, and reimbursement for, our tests;

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the effect of changes in the way we account for our revenue;

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the scope of protection we establish and maintain for, and developments or disputes concerning, our intellectual property or other proprietary rights;

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our ability to successfully compete in the markets we serve;

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our reliance on collaborators such as medical institutions, contract laboratories, laboratory partners, and other third parties;

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our ability to operate our laboratory facility and meet expected demand, and to successfully scale our operations;

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our reliance on a limited number of suppliers, including sole source suppliers, which may impact our ability to maintain a continued supply of laboratory instruments and materials and to run our tests;

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our expectations of the rate of adoption of Panorama, Horizon and of any of our other current or future tests by laboratories, clinics, clinicians, payers, and patients;

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our ability to complete clinical studies and publish compelling clinical data in peer-reviewed medical publications regarding Panorama and any of our future tests, including our SMART study and our ongoing and planned trials in oncology and transplant rejection;

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our reliance on our partners to market and offer our tests in the United States and in international markets;

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our expectations regarding acquisitions, dispositions and other strategic transactions;

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our expectations regarding the conversion of our outstanding 2.25% convertible senior notes due 2027 in the aggregate principal amount of $287.5 million and our ability to make debt service payments under the Convertible Notes if such Convertible Notes are not converted;

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our ability to fund our working capital requirements;

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the factors that may impact our financial results;

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anticipated trends and challenges in our business and the markets in which we operate;

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whether we will elect to exercise the option we have to acquire certain assets of a third party and, if exercised, whether that acquisition will be consummated and meet our expectations; and

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our compliance with federal, state, and foreign regulatory requirements.

WHERE YOU CAN FIND MORE INFORMATION
This prospectus is part of a registration statement on Form S-3 that we filed with the United States Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, the Selling Stockholders may, at any time and from time to time, offer and sell the shares described in this prospectus in one or more offerings. This prospectus, and any document incorporated by reference herein, do not contain all of the information set forth in the registration statement and its exhibits and schedules, portions of which have been omitted as permitted by the rules and regulations of the SEC. For further information about us and our common stock, we refer you to the registration statement and to its exhibits. Statements in this prospectus about the contents of any contract, agreement or other document are not necessarily complete and in each instance we refer you to the copy of such contract, agreement or document filed as an exhibit to the registration statement, with each such statement being qualified in all respects by reference to the document to which it refers.
We file periodic and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains periodic and current reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov. Our website address is www.natera.com. The information on our website, or the information that can be accessed through our website, however, is not, and should not be deemed to be, a part of this prospectus.

INCORPORATION BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference herein is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below (except the information contained in such documents to the extent “furnished” and not “filed”) and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (except the information contained in such documents to the extent “furnished” and not “filed”):
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our Annual Report on Form 10-K for the fiscal year ended December 31, 2020;

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the information in our Definitive Proxy Statement on Schedule 14A, filed on April 13, 2021, to the extent incorporated by reference herein into our Annual Report on Form 10-K for the fiscal year ended December 31, 2020;

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our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2021 and June 30, 2021, filed with the SEC on May 7, 2021 and August 6, 2021;

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our Current Reports on Form 8-K as filed with the SEC on May 10, 2021, May 28, 2021, July 20, 2021 and July 22, 2021; and

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the description of our Common Stock contained in our Registration Statement File No. 001-37478 on Form 8-A as amended and filed with the SEC on June 26, 2015, including any amendment or report filed for the purpose of updating such description.

We will provide without charge upon written or oral request a copy of any or all of the documents that are incorporated by reference herein into this prospectus, other than exhibits which are specifically incorporated by reference herein into such documents. Requests should be directed to our Investor Relations department at Natera, Inc., 13011 McCallen Pass, Building A, Suite 100, Austin, Texas 78753. Our telephone number is (650) 249-9090.
Any statement contained in a document incorporated or deemed to be incorporated by reference herein into this prospectus shall be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained in this prospectus (or in any document incorporated by reference herein therein) or in any other subsequently filed document that is or is deemed to be incorporated by reference herein into this prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

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PROSPECTUS SUMMARY
You should read the following summary together with the entire prospectus and the documents incorporated by reference herein, including our consolidated financial statements and related notes as well as any free writing prospectus prepared by us or on our behalf. You should carefully consider, among other things, the matters discussed in the sections entitled “Risk Factors” included in or incorporated by reference in this prospectus.
NATERA, INC.
Overview
We are a diagnostics company with proprietary molecular and bioinformatics technology that we are applying to change the management of disease worldwide. Our cell-free DNA, or cfDNA, technology combines our novel molecular assays, which reliably measure many informative regions across the genome from samples as small as a single cell, with our statistical algorithms which incorporate data available from the broader scientific community to identify genetic variations covering a wide range of serious conditions with best-in-class accuracy and coverage. Our technology has been proven clinically and commercially in the women’s health space, in which we develop and commercialize non- or minimally- invasive tests to evaluate risk for, and thereby enable early detection of, a wide range of genetic conditions, such as Down syndrome. We are now translating our success in women’s health and applying our core technology to the oncology market, in which we are commercializing a personalized blood-based DNA test to detect molecular residual disease and monitor disease recurrence, as well as to the organ health market, initially with a test to assess kidney transplants for rejection. We seek to enable even wider adoption of our technology through our global cloud-based distribution model. In addition to our direct sales force in the United States, we have a global network of over 100 laboratory and distribution partners, including many of the largest international laboratories.
Since 2009, we have launched a comprehensive suite of 11 products in the women’s health space, as well as products in oncology and in organ health. We intend to continue to launch new products in the future.
We launched Panorama, our non-invasive prenatal test, or NIPT, in 2013 and have since gone from being the fourth company to enter the NIPT market to being the market leader by volume in the United States. We launched our Horizon carrier screening test in 2012. Panorama and Horizon together represent the significant majority of our revenues. Our revenues were $391.0 million in 2020 compared to $302.3 million in 2019 and $257.7 million in 2018. Our product revenues, which are primarily generated from testing in women’s health, were $367.2 million, $269.9 million and $240.4 million for the years ended December 31, 2020, 2019 and 2018, respectively. Our net losses increased to $229.7 million in 2020 from $124.8 million in 2019 and $128.2 million in 2018.
In reproductive health, oncology and transplant rejection, the use of blood-based tests offers significant advantages over older methods, but the significant technological challenge is that such testing requires the measurement of very small amounts of relevant genetic material circulating — fetal DNA in reproductive health, tumor DNA in oncology, and donor DNA in transplant rejection — within a much larger blood sample. Our approach combines proprietary molecular biology and computational techniques to measure genomic variations in tiny amounts of DNA, as small as a single cell. Our molecular biology techniques are based on measuring thousands of single nucleotide polymorphisms, or SNPs, simultaneously using massively multiplexed polymerase chain reaction, or mmPCR, to multiplex, or target, many thousands of regions of the genome simultaneously in a single test reaction. Our method avoids losing molecules, which can happen when samples are split into separate reaction tubes, so that relevant variants can be detected. We believe our approach represents a fundamental advance in molecular biology. In reproductive health, this approach is distinct from the approach employed with other commercially available NIPTs, which use first-generation “quantitative”, or counting, methods to compare the relative number of sequence reads from a chromosome of interest to a reference chromosome. Based on extensive data published in the journals Obstetrics & Gynecology, American Journal of Obstetrics & Gynecology, Prenatal Diagnosis, and others, we believe Panorama is the most accurate NIPT commercially available in the United States. In oncology, our assay has demonstrated the ability to detect circulating tumor DNA, or ctDNA, with a high degree of sensitivity and specificity, and we believe it is the only ctDNA test that is custom designed for, informed by and specific to, the tumor DNA for each patient. In transplant rejection, published studies of our test

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performance in both clinical and analytical validation report higher sensitivity and higher area under the curve, or AUC, than both the current standard of care and the current commercially available test. The current standard of care in transplant rejection detection uses functional impairment assessed by serum creatinine or estimated glomerular filtration rate, or eGFR, which are clinically accepted but potentially inaccurate approaches for assessing active transplant rejection.
For a description of our business, financial condition, results of operations and other important information regarding us and our business, we refer you to our filings with the SEC, incorporated by reference in this prospectus. For instructions on how to find copies of these documents, see “Where You Can Find More Information.”
Recent Developments
Signatera
In March 2021, the U.S Food and Drug Administration, or FDA, granted Breakthrough Device Designations for two additional intended uses of Signatera in Phase III clinical trials, as a companion diagnostic to two different cancer therapies. The FDA previously designated Signatera as a Breakthrough Device for use in the post-surgical detection and quantification of ctDNA in patients previously diagnosed with certain types of cancer and in combination with certain drugs.
Prospera
In April 2021, the Centers for Medicare & Medicaid Services Molecular Diagnostics Program, or MOLDX, published a local coverage decision to provide Medicare coverage for molecular diagnostic tests to assess solid organ transplants. This coverage decision, effective for services performed beginning June 6, 2021, adds to existing coverage for the Prospera kidney transplant test, establishing a pathway to future coverage in a broad range of organ transplants if specified criteria are met.
Corporate Information
We were initially formed in California as Gene Security Network, LLC in November 2003. We were incorporated in Delaware in January 2007, and we changed our name to Natera, Inc. in January 2012. Our principal executive offices are located at 13011 McCallen Pass, Building A, Suite 100, Austin, Texas 78753, and our telephone number is (650) 249-9090. Our website address is www.natera.com. We do not incorporate the information on, or accessible through, our website into this prospectus, and you should not consider any information on, or accessible through, our website as part of this prospectus.
Natera, Panorama, Horizon, Anora, Vistara, Signatera, Prospera and other trademarks or service marks of Natera appearing in this prospectus are the property of Natera. This prospectus contains additional trade names, trademarks and service marks of ours and of other companies. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, these other companies.

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THE OFFERING
Common stock offered by the Selling Stockholders
545,893 shares of common stock.
Use of proceeds
We will not receive any proceeds from the sale of our common stock by the Selling Stockholders pursuant to this prospectus. See “Use of Proceeds” and “Selling Stockholders.”
Plan of Distribution
The Selling Stockholders may sell all or a portion of the Resale Shares owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. Registration of the Resale Shares covered by this prospectus does not mean, however, that such shares necessarily will be offered or sold. See “Plan of Distribution.”
Risk factors
Investing in our common stock involves a high degree of risk. See “Risk Factors” and other information included or incorporated into this prospectus for a discussion of the factors you should carefully consider before deciding to invest in our securities.
The Nasdaq Global Select Market Symbol
NTRA

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RISK FACTORS
Investing in our common stock involves a high degree of risk. You should consider carefully the risks and uncertainties described in the section entitled “Risk Factors” contained in our most recent Annual Report on Form 10-K, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus in their entirety, together with all of the other information contained in this prospectus or any document incorporated by reference herein and any free writing prospectus that we may authorize for use in connection with this offering. The risks described in this prospectus or any document incorporated by reference herein are not the only risks facing us. Additional risks and uncertainties not currently known or that we currently deem to be immaterial also may materially adversely affect our business, financial condition and/or operating results. Many of the following risks and uncertainties and those contained in the documents incorporated by reference herein are, and will be, exacerbated by the COVID-19 pandemic and any worsening of the global business and economic environment as a result. If any of the unfavorable events or circumstances described in the risk factors actually occurs, our business may suffer, the trading price of our common stock and other securities could decline, and you could lose all or part of your investment.

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USE OF PROCEEDS
We are not selling any securities under this prospectus and we will not receive any proceeds from the sale of the Resale Shares covered hereby. The net proceeds from the sale of the Resale Shares offered by this prospectus will be received by the Selling Stockholders.

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SELLING STOCKHOLDERS
This prospectus relates to the offering of up to 545,893 shares of our common stock issued or to be issued to certain selling stockholders (the “Selling Stockholders”) pursuant to a private placement. The shares of common stock were issued under the terms of a share purchase agreement entered into in connection with an acquisition. We delivered 276,346 shares of our common stock as of the closing date of the acquisition to the Selling Stockholders. We may also issue up to 269,547 shares (the “Earnout Shares”) that may become issuable to the Selling Stockholders as earnout payments pursuant to the terms of the share purchase agreement contingent upon the achievement of milestones specified therein.
The Earnout Shares have not been earned and have not been issued as of the date of this prospectus. The share purchase agreement provides for earnout payments of up to $35 million upon the achievement of certain milestones set forth therein. The estimated number of Earnout Shares was calculated by dividing $35 million by the average high and low prices reported for our common stock traded on The Nasdaq Global Select Market on September 3, 2021, which was $122.44 (the “Assumed Share Price”). The actual number of Earnout Shares to be issued to the Selling Stockholders as earnout payments, if any, could vary materially depending on (a) whether and to what extent the applicable future milestones are achieved, and (b) the average of the Nasdaq Official Closing Price of shares of our common stock over the thirty trading days immediately prior to (but excluding) the date the applicable future milestones are achieved or are otherwise paid. As such, we may ultimately issue greater than or less than the total number shares of our common stock registered for resale pursuant to this prospectus. This presentation is not intended to constitute an indication or prediction of whether any of the future milestones will be achieved or the future market price of our common stock.
Certain Information Concerning the Selling Stockholders
The table below presents information regarding the Selling Stockholders and the shares of our common stock that they may sell or otherwise dispose of from time to time under this prospectus. As contemplated by Section 240.01 of the Regulation S-K Compliance and Disclosure Interpretations of the Commission’s Division of Corporation Finance, we are identifying the selling stockholders on a group basis because they currently hold less than 1% of our outstanding common stock. None of the selling stockholders has held a position or office or had a material relationship with us within the past three years.
For the Selling Stockholders collectively listed on the table below, we have calculated the maximum estimated number of Resale Shares that could become saleable by such Selling Stockholders pursuant to this prospectus if such Selling Stockholders were to receive the maximum number of Earnout Shares issuable to such Selling Stockholder under the Share Purchase Agreement (and based on the Assumed Share Price which may vary, as described above). On an aggregate basis, the total number of Resale Shares saleable pursuant to this prospectus is 545,893 shares.
For purposes of calculating the number of Resale Shares saleable pursuant to this prospectus, we have assumed that all of the Resale Shares issued or issuable to the Selling Stockholders covered by this prospectus are sold. However, because the Selling Stockholders can offer all, some, or none of their Resale Shares, no definitive estimate can be given as to the number of Resale Shares that the Selling Stockholders will ultimately offer or sell under this prospectus or the number of Resale Shares that will be held by the Selling Stockholders upon termination of this offering.
	Beneficial Ownership Prior to the Date of this Prospectus		Beneficial Ownership Assuming the Sale of All Shares registered pursuant to this Prospectus
Name	Number of Shares)(1)	Percent of Outstanding Common Stock	Number of Shares	Percent of Outstanding Common Stock
Selling Stockholders	276,346	*	−	*

*
Represents beneficial ownership of less than 1% of our outstanding common stock.

(1)
The shares beneficially owned and covered hereby represent approximately 0.3% of our outstanding shares of common stock.

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PLAN OF DISTRIBUTION
The Selling Stockholders may sell all or a portion of the Resale Shares beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the Resale Shares are sold through underwriters or broker-dealers, the Selling Stockholders will be responsible for underwriting discounts or commissions or agent’s commissions. The Resale Shares may be sold on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, in the over-the-counter market or in transactions otherwise than on these exchanges or systems or in the over-the-counter market and in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions. The Selling Stockholders may use any one or more of the following methods when selling the Resale Shares:
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an underwritten offering;

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ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

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block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

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purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

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an exchange distribution in accordance with the rules of the applicable exchange;

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privately negotiated transactions;

•
broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share; and

•
a combination of any such methods of sale.

The Selling Stockholders also may resell all or a portion of the Resale Shares in open market transactions in reliance upon Rule 144 under the Securities Act, as amended, or the Securities Act, as permitted by that rule, or Section 4(a)(1) under the Securities Act, if available, rather than under this prospectus, provided that they meet the criteria and conform to the requirements of those provisions.
Broker-dealers engaged by the Selling Stockholders may arrange for other broker-dealers to participate in sales. If the Selling Stockholders effect such transactions by selling the Resale Shares to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the Selling Stockholders or commissions from purchasers of the Resale Shares for whom they may act as agent or to whom they may sell as principal. Such commissions will be in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction will not be in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.01.
The Selling Stockholders may transfer and donate the Resale Shares in other circumstances in which case the transferees, donees or pledgees will be the selling beneficial owners for purposes of this prospectus.
Any broker-dealer or agents participating in the distribution of the Resale Shares may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act in connection with such sales. In such event, any commissions paid, or any discounts or concessions allowed to, any such broker-dealer or agent and any profit on the resale of the Resale Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.
Each Selling Stockholder has informed the Company that it is not a registered broker-dealer and does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Resale Shares. Upon the Company being notified in writing by a Selling Stockholder that any material arrangement has been entered into with a broker-dealer for the Resale Shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such Selling Stockholder and of the participating broker-dealer(s), (ii) the number of Resale

7

Shares involved, (iii) the price at which the Resale Shares were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction.
Under the securities laws of some U.S. states, shares of our common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some U.S. states shares of our common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.
There can be no assurance that any Selling Stockholder will sell any or all of the Resale Shares registered pursuant to the shelf registration statement, of which this prospectus forms a part.
Each Selling Stockholder and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the Resale Shares by the Selling Stockholder and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the Resale Shares to engage in market-making activities with respect to the Resale Shares. All of the foregoing may affect the marketability of the Resale Shares and the ability of any person or entity to engage in market-making activities with respect to the Resale Shares.
The Selling Stockholders will pay all of the expenses incurred in connection with the registration of the Resale Shares, including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or “blue sky” laws, all underwriting discounts and selling commissions, if any, and any legal or other expenses incurred by us or them in connection with the registration and offer and sale of the Resale Shares.

8

DIVIDEND POLICY
No cash dividends have ever been paid or declared on our common stock. We currently intend to retain all future earnings, if any, for use in our business and do not anticipate paying any cash dividends on our common stock in the foreseeable future. Any future determination to declare cash dividends will be made at the discretion of our board of directors, subject to applicable laws, and will depend on our financial condition, results of operations, capital requirements, general business conditions and other factors our board of directors may deem relevant.

9

LEGAL MATTERS
The validity of the issuance of the securities offered by this prospectus will be passed upon for us by Gibson, Dunn & Crutcher LLP, San Francisco, California. Certain legal matters in connection with the offered securities will be passed on for any agents, dealers or underwriters by their counsel named in the applicable prospectus supplement.
EXPERTS
Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2020, and the effectiveness of our internal control over financial reporting as of December 31, 2020, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

10

545,893 Shares
COMMON STOCK
Offered by the Selling Stockholders

PROSPECTUS

The date of this prospectus is           , 2021

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
ITEM 14.    Other Expenses of Issuance and Distributions.
The following table sets forth the expenses to be borne by Natera, Inc. in connection with the offerings described in this Registration Statement.
Registration fee – Securities and Exchange Commission	$7,292.15
Printing and engraving expenses	*
Legal fees and expenses	*
Accounting fees and expenses	*
Transfer agent fees and expenses	*
Miscellaneous	*
Total	*

*
These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be defined at this time.

ITEM 15.    Indemnification of Directors and Officers.
Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers under certain circumstances and subject to certain limitations. The terms of Section 145 of the Delaware General Corporation Law are sufficiently broad to permit indemnification under certain circumstances for liabilities, including reimbursement of expenses incurred, arising under the Securities Act of 1933, as amended, or the Securities Act.
As permitted by the Delaware General Corporation Law, our amended and restated certificate of incorporation and amended and restated bylaws contain provisions relating to the limitation of liability and indemnification of directors and officers. The amended and restated certificate of incorporation provides that our directors will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duty as a director, except for liability:
•
for any breach of the director’s duty of loyalty to us or our stockholders;

•
for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•
in respect of unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or

•
for any transaction from which the director derives any improper personal benefit.

Our amended and restated certificate of incorporation also provides that if Delaware law is amended after the approval by our stockholders of the certificate of incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of our directors will be eliminated or limited to the fullest extent permitted by Delaware law.
Our amended and restated bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by Delaware law, as it now exists or may in the future be amended, against all expenses and liabilities reasonably incurred in connection with their service for or on our behalf. Our amended and restated bylaws provide that we shall advance the expenses incurred by a director or officer in advance of the final disposition of an action or proceeding, and permit us to secure insurance on behalf of any director, officer, employee, or other enterprise agent for any liability arising out of his action in that capacity, whether or not Delaware law would otherwise permit indemnification.
We have entered into indemnification agreements with each of our directors and executive officers and certain other key employees. The indemnification agreements provide that we will indemnify each of our directors, executive officers and such other key employees against any and all expenses incurred by that director, executive officer, or other key employee because of his status as one of our directors, executive officers or other key employees, to the fullest extent permitted by Delaware law, our amended and restated certificate of incorporation and our amended and restated bylaws. In addition, the indemnification agreements provide that, to the fullest extent permitted by Delaware law, we will advance all expenses incurred by our directors, executive officers and other key employees in connection with a legal proceeding.
We maintain insurance policies that indemnify our directors and officers against various liabilities arising under the Securities Act and the Exchange Act of 1934, as amended, that might be incurred by any director or officer in his capacity as such.
ITEM 16.   Exhibits.
		Incorporated by reference herein				Filed Herewith
Exhibit No.	Description	Form	File No.	Exhibit	Filing Date
3.1	Amended and Restated Certificate of Incorporation of the Registrant	8-K	001-37478	3.1	07/09/2015
3.2	Amended and Restated Bylaws of the Registrant	8-K	001-37478	3.2	07/09/2015
4.1	Form of Registrant’s Common Stock Certificate	S-1/A	333‑204622	4.1	06/22/2015
5.1	Opinion and Consent of Gibson, Dunn & Crutcher LLP					X
23.1	Consent of Independent Registered Public Accounting Firm					X
23.2	Consent of Gibson, Dunn & Crutcher LLP (contained in Exhibit 5.1)					X
24.1	Power of Attorney (contained in the signature page hereto)					X
ITEM 17.    Undertakings.
(a)   The undersigned registrant hereby undertakes:
(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)   To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
(iii)   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference herein in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)   If the registrant is relying on Rule 430B,
(A)   Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(B)    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference herein into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;
(ii)    If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference herein into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
(5)    That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)   Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)   Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)   Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(6)   That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference herein in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(7)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.
(8)   The undersigned registrant hereby undertakes that: in a registration statement permitted by Rule 430A,
(i)   For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and
(ii)   For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, Natera, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on the 10th day of September, 2021.
Natera, Inc.
By:	/s/ Michael Brophy Michael Brophy Chief Financial Officer
Power of Attorney
Each person whose signature appears below hereby severally constitutes and appoints Steven Chapman and Michael Brophy, and each of them singly, with the power to act without the other, as attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-3, and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462 promulgated under the Securities Act of 1933, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting to said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-3 has been signed below by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Steven Chapman Steven Chapman	Chief Executive Officer, President and Director (Principal Executive Officer)	September 10, 2021
/s/ Michael Brophy Michael Brophy	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	September 10, 2021
/s/ Matthew Rabinowitz Matthew Rabinowitz	Executive Chairman	September 10, 2021
/s/ Roy Baynes Roy Baynes	Director	September 10, 2021
/s/ Monica Bertagnolli Monica Bertagnolli	Director	September 10, 2021
/s/ Roelof F. Botha Roelof F. Botha	Director	September 10, 2021
/s/ Rowan E. Chapman Rowan E. Chapman	Director	September 10, 2021

Signature	Title	Date
/s/ Todd Cozzens Todd Cozzens	Director	September 10, 2021
/s/ James I. Healy James I. Healy	Director	September 10, 2021
/s/ Gail Marcus Gail Marcus	Director	September 10, 2021
/s/ Herm Rosenman Herm Rosenman	Director	September 10, 2021
/s/ Jonathan Sheena Jonathan Sheena	Director	September 10, 2021